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[IPASS LOGO]                                                        EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                    IPASS REPORTS SECOND QUARTER 2004 RESULTS
                "BROADBAND INITIATIVE CONTINUES TO GAIN MOMENTUM"


REDWOOD SHORES, Calif., July 27, 2004 /PRNewswire-FirstCall/ -- iPass Inc. (Nasdaq: IPAS) today announced financial results for the second quarter ending June 30, 2004. iPass is a leading provider of services and software which allow an enterprise's mobile workers to connect easily and securely to their corporate networks.

Revenues for the second quarter ended June 30, 2004 were $40.4 million, compared to revenues of $33.1 million for the same period last year and $40.7 million for the quarter ended March 31, 2004.

"The long-term growth drivers of the business, including expanded broadband capabilities and significant operating leverage, remain in place despite the operational decision related to our dial access initiative and the effects from certain Internet worms and viruses which affected revenue this quarter," said Ken Denman, iPass Chairman and CEO. "The demand for our offerings continues to be strong with iPass adding many new customers in the quarter, including 14 new Forbes Global 2000 customers. In addition, we are also seeing good progress on the broadband front including adding 3,000 broadband access points in the quarter. Broadband revenues for the June quarter continued to demonstrate strong positive momentum."

GAAP RESULTS: Operating income for the second quarter 2004 was $7.2 million, compared to operating income of $5.6 million for the same period last year. Net income, calculated on the basis of generally accepted accounting principles
(GAAP), for the second quarter 2004 was $4.5 million, or $0.07 per diluted share, based on 65.9 million fully diluted shares outstanding, compared with $3.0 million, or $0.05 per diluted share, based on 57.1 million fully diluted shares outstanding, for the second quarter 2003.

NON-GAAP RESULTS: The following numbers are non-GAAP financial measures and exclude non-cash amortization of stock-based compensation. Investors are encouraged to refer to the table that reconciles the iPass' GAAP results to its non-GAAP results at the end of this press release. Non-GAAP net income for the second quarter 2004 was $5.1 million, or $0.08 per diluted share, based on 65.9 million fully diluted shares outstanding, compared with $3.9 million, or $0.07 per diluted share, based on 57.1 million fully diluted shares outstanding, for the same period last year.

BUSINESS HIGHLIGHTS

Business highlights for the second quarter 2004 included:

     o iPass announced an agreement with IBM's ThinkPad division to jointly sell the iPass service to the IBM enterprise customer base.

     o iPass entered into a partnership with Fujitsu Services Ltd, one of Europe's leading IT infrastructure management services companies, to offer iPass Corporate Access as part of a comprehensive mobility solution portfolio to Fujitsu's enterprise clients. As a

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          further indication of its confidence in the capabilities of the iPass service, Fujitsu Services is also deploying iPass Corporate Access to its entire workforce of 14,500.

     o iPass surpassed 13,000 broadband access points in 40 countries, including 11,200 active Wi-Fi hotspots and Ethernet service in the rooms of over 1,800 hotels.

     o The Company successfully tested coexistence of browser-based, GIS-based and 802.1x authentication at the CommunicAsia conference together with Intel and other partners paving the way for faster adoption of the 802.1x secure authentication standard at public hotspots.

     o iPass announced that Radisson SAS is requiring all its hotel properties to offer iPass Enterprise Ready Broadband Service.

     o The Company expanded its relationship with Yahoo! BB Mobile. Under the expanded relationship, over 600 Japanese Wi-Fi hotspots owned by Softbank BB will become available to iPass customers.

     o iPass signed an agreement with SBC Communications whereby its customers will get access to SBC's FreedomLink Wi-Fi hotspots.

     o The Company announced the iPass Policy Orchestration initiative. The Policy Orchestration initiative is expected to strengthen mobile connection security through new services that are being designed to coordinate the use of laptop security tools with the iPass connectivity platform. We expect to begin offering Policy Orchestration-enabled services in the fourth quarter of 2004. Future services expected in the Policy Orchestration roadmap include: endpoint self-quarantine, dynamic policy retrieval, assessment verification and coordinated enforcement.

     o The Company ended the second quarter with $162 million in cash, cash equivalents and short-term investments and no debt. This total compares to a balance of $147 million at the end of the March 2004 quarter. During the second quarter, this balance increased due principally to strong positive cash flow from operations.

NON-FINANCIAL METRICS

     o The Company reported that there were 528,000 distinct end users of its services in the month of June 2004 compared with 369,000 in June 2003 and 521,000 in March 2004.

     o The Company is also reporting an additional non-financial metric with this quarter's results. This metric is called "user sessions". The Company reported that there were 20.9 million user sessions for the June 2004 quarter. The number of user sessions for the March 2004, December 2003, September 2003, June 2003 and March 2003 quarters, respectively, were: 20.6 million, 18.8 million, 18.0 million, 16.2 million and 15.2 million.
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COMPANY PROJECTIONS

The following statements are based on information available to iPass today, and the Company does not assume any duty to update these numbers at any time during the quarter or thereafter. These statements are forward-looking and actual results may differ materially.

For the quarter ended September 30, 2004, the Company projects revenue growth of approximately three to six percent over the June quarter and fully diluted GAAP earnings per share to be approximately $0.06. Fully diluted non-GAAP earnings per share, for the same period, are projected to be approximately $0.07. The difference between projected fully diluted GAAP earnings per share and projected non-GAAP earnings per share of $0.01 is based on expected amortization of stock-based compensation of $480,000 for the third quarter of 2004, divided by an expected 66.5 million fully diluted shares outstanding, resulting in the $0.01 difference.

CONFERENCE CALL

The Company will host a public conference call today to discuss this announcement at 5:30 p.m. Eastern Time (2:30 p.m. Pacific Time).

This call is being webcast by CCBN and can be accessed at iPass web site at: http://investor.ipass.com/phoenix.zhtml?c=91479&p=irol-Calendar. The webcast will be available until the Company's next earnings call.

A taped replay of this call will be available for two weeks following the call. The dial-in numbers for the replay are 888.286.8010 (U.S. and Canada) and
617.801.6888 (International). The ID number for the call is: 15295377.

The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).

ABOUT IPASS INC.

iPass delivers enterprises simple, secure and manageable connectivity services for mobile workers as they move between office, home, and remote locations. iPass combines its global network of dial-up, Ethernet and the world's largest Wi-Fi footprint with support for campus wireless LANs and home broadband connections to deliver a unified and comprehensive solution. The award-winning iPassConnect(TM) user interface, centralized management, leading security features and powerful policy enforcement make iPass services the choice of hundreds of Global 2000 corporations including General Motors, Hershey Foods and Underwriters Laboratories. Founded in 1996, iPass is headquartered in Redwood Shores, Calif., with offices throughout North America, Europe and Asia Pacific. For more information visit www.ipass.com.

iPass(R) is a registered trademark of iPass Inc.

iPass' projections of future financial results and its expectations regarding the timing of offering, and expected features of its Policy
Orchestration-enabled services are forward-looking statements. Actual results may differ materially from the expectations contained in these

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statements due to a number of risks and uncertainties including: volatility in the telecommunications and technology industries, which may make it difficult for iPass to expand its services; rapidly emerging changes in the nature of markets served by the Company, which may not be compatible with the Company's services; increased competition, which may cause pricing pressure on the fees iPass charges the risk that iPass may encounter unexpected technical difficulties in developing iPass Policy Orchestration, which could delay or prevent the development of this product or certain of the features of this product; the risk that security breaches may still occur despite the use of iPass Policy Orchestration by innovative hackers that develop new methods of avoiding security software; and the risk that the rate of adoption by enterprises of network security software or integrated secure connectivity solutions will not be as iPass anticipates, which if slow would reduce or eliminate the purchase of this anticipated new product. Detailed information about potential factors that could affect iPass' business, financial condition and results of operations is included in the Company's Quarterly Report on Form 10-Q under the caption "Factors Affecting Operating Results" in "Management's Discussion and Analysis of Financial Conditions and Results of Operations," filed with the Securities and Exchange Commission (the "SEC") on May 14, 2004 and available at the SEC's website at www.sec.gov. The Company undertakes no responsibility to update the information in this press release if any forward-looking statement later turns out to be inaccurate.

iPass provides non-GAAP net income and non-GAAP earnings per share data as additional information for its operating results. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. iPass believes that this presentation of non-GAAP net income and non-GAAP earnings per share, excluding the effect of amortization of stock-based compensation, provides additional useful information to management and investors. Specifically, amortization of stock-based compensation is a non-cash expense, and management currently expects that once the Company's deferred stock-based compensation reflected on its balance sheet is fully amortized, iPass will not, absent changes in financial reporting requirements, report additional stock-based compensation expense. Consequently, management excludes the effect of amortization of stock-based compensation for budgeting purposes, as well as analyzing the underlying performance of the Company. Management believes that although GAAP measures are important for investors to understand, providing investors with these non-GAAP measures provides investors additional important information to enable them to assess, in the way that management assesses, both the current and future operations of iPass.




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                          IPASS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
          (UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                          THREE MONTHS ENDED              SIX MONTHS ENDED
                                                     ---------------------------    ---------------------------
                                                               JUNE 30,                       JUNE 30,
                                                         2004           2003            2004           2003
                                                     ------------   ------------    ------------   ------------
Revenues                                             $     40,394   $     33,103    $     81,089   $     63,601
Operating expenses:
      Network access                                        9,195          7,264          18,247         14,345
      Network operations                                    4,682          3,395           9,417          6,628
      Research and development                              3,150          2,377           6,360          4,623
      Sales and marketing                                  11,267         10,129          22,811         19,841
      General and administrative                            4,283          3,311           8,510          6,172
      Amortization of stock-based compensation (a)            623            989           1,410          1,964
                                                     ------------   ------------    ------------   ------------
        Total operating expenses                           33,200         27,465          66,755         53,573
                                                     ------------   ------------    ------------   ------------
Operating income                                            7,194          5,638          14,334         10,028
Other income (expense), net                                   412            (49)            903           (168)
Income before income taxes                                  7,606          5,589          15,237          9,860
Provision for income taxes                                  3,117          2,637           6,051          4,598
                                                     ------------   ------------    ------------   ------------
Net income                                           $      4,489   $      2,952    $      9,186   $      5,262
                                                     ============   ============    ============   ============
Net income per share:
      Basic                                          $       0.07   $       0.21    $       0.15   $       0.38
      Diluted                                        $       0.07   $       0.05    $       0.14   $       0.09

Number of shares used in per share calculations:
      Basic                                            60,477,687     14,165,328      59,912,881     14,015,081
      Diluted                                          65,851,960     57,091,002      65,409,715     56,385,880

A RECONCILIATION BETWEEN NET INCOME ON A GAAP BASIS AND NON-GAAP NET INCOME IS AS FOLLOWS:

GAAP net income                                             4,489          2,952           9,186   $      5,262
      (a) Amortization of stock-based compensation            623            989           1,410          1,964
                                                     ------------   ------------    ------------   ------------
Non-GAAP net income                                         5,112          3,941          10,596   $      7,226
                                                     ============   ============    ============   ============

A RECONCILIATION BETWEEN DILUTED NET INCOME PER SHARE ON A GAAP BASIS AND
NON-GAAP DILUTED NET INCOME PER SHARE IS AS FOLLOWS:

GAAP diluted  net income per share                   $       0.07   $       0.05    $       0.14   $       0.09
      Per share effect of amortization of
      stock-based compensation                               0.01           0.02            0.02           0.04
                                                     ------------   ------------    ------------   ------------
Non-GAAP diluted net income per share                $       0.08   $       0.07    $       0.16   $       0.13
                                                     ============   ============    ============   ============


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                          IPASS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                     JUNE 30,   DECEMBER 31,
                                                       2004        2003
                                                    ---------    ---------
                                                   (UNAUDITED)
ASSETS
   Current assets:
     Cash and cash equivalents                      $  49,558    $  45,646
     Short-term investments                           112,508       93,639
     Accounts receivable, net                          22,947       20,658
     Prepaid expenses and other current assets          2,257        3,310
     Deferred income tax asset                         12,196       17,341
                                                    ---------    ---------
       Total current assets                           199,466      180,594
   Property and equipment, net                         10,266        8,288
   Other assets                                         1,196        1,235
                                                    ---------    ---------
       Total assets                                 $ 210,928    $ 190,117
                                                    =========    =========
LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities:

     Accounts payable                               $   8,449    $   7,421
     Accrued liabilities                               11,084       10,974
                                                    ---------    ---------
       Total current liabilities                       19,533       18,395
                                                    ---------    ---------
       Total liabilities                               19,533       18,395
                                                    ---------    ---------
   Stockholders' equity:
   Common stock                                            62           60
   Additional paid-in capital                         235,934      229,026
   Notes receivable from stockholders                    (176)      (2,831)
   Deferred stock-based compensation                   (2,784)      (4,326)
   Accumulated other comprehensive income (loss)         (495)         125
   Accumulated deficit                                (41,146)     (50,332)
                                                    ---------    ---------
       Total stockholders' equity                     191,395      171,722
                                                    ---------    ---------
       Total liabilities and stockholders' equity   $ 210,928    $ 190,117
                                                    =========    =========

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Contacts

Investors:                                                             Media:
Bryan R. Parker                                                  John Sidline
Sr. Director of Finance & IR                         Public Relations Manager
650-232-4170                                                     650-232-4112
ir@ipass.com                                                     pr@ipass.com